Exhibit 99.1

News Release

bioAffinity Technologies Promotes Veteran Awareness and Access to Its Noninvasive CyPath® Lung Cancer Test Through Distribution Partnership with Veteran-Owned AvMEDICAL

Companies debut federal distribution collaboration to VA leadership, administrators and physicians at NAVREF 2026

bioAffinity engages GO2 for Lung Cancer network to broaden outreach to veterans at risk

SAN ANTONIO, TEXAS — September 30, 2026 — bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, is taking significant steps toward bringing its lung cancer test to the veterans who need it. This week, bioAffinity and its federal healthcare distribution partner AvMEDICAL, a Service-Disabled Veteran-Owned Small Business (SDVOSB), delivered the first joint exhibition of CyPath® Lung under their new distribution agreement to more than 300 physicians, healthcare professionals and VA leaders at the National Association of Veterans’ Research and Education Foundations (NAVREF) Annual Conference in Arlington, Virginia.

The companies’ nationwide federal healthcare distribution agreement is intended to expand government and agency access to CyPath Lung, bioAffinity Technologies’ noninvasive test for lung cancer, via AvMEDICAL’s established procurement channels, government contracting expertise and existing customer relationships.

“The 2026 NAVREF conference was the perfect venue to debut our distribution agreement with AvMEDICAL and share our companies’ commitment to improving healthcare and quality of life for veterans,” said Maria Zannes, President and CEO of bioAffinity Technologies. “We look forward to building on the significant interest in CyPath Lung and the many new connections we made with VA physicians and administrators to actively expand veteran awareness and access across the federal healthcare market.”

bioAffinity Technologies is a member of NAVREF’s Industry Partner Consortium, a collaborative platform to advance VA research.

Responding to a significant health burden among veterans

Lung cancer weighs heavily on the veteran community. The U.S. Department of Veterans Affairs (VA) reports that approximately 7,700 veterans are diagnosed with lung cancer each year. AvMEDICAL’s federal healthcare distribution capabilities and its relationships with government healthcare organizations are intended to support bioAffinity’s efforts to make it easier for veterans to access CyPath Lung for earlier detection. The test is designed to complement imaging and other clinical assessments by giving physicians additional actionable information from a noninvasive sputum sample.

Extending outreach through the lung cancer screening community

bioAffinity Technologies also presented CyPath Lung to healthcare leaders attending the GO2 for Lung Cancer Centers of Excellence Lung Cancer Screening and Care Conference this week in San Diego, California. The conference covers the continuum of early detection, diagnosis, treatment, and survivorship, and gives bioAffinity another opportunity to expand access to CyPath Lung for veterans and other patients at risk.

The GO2 for Lung Cancer nonprofit organization partners with the VA to work collaboratively to increase awareness of the importance of lung cancer screening for veterans, increase access to screening through its national network of more than 700 screening centers of excellence and provide VA staff with resources for screening implementation, patient education and research programs.

About AvMEDICAL

AvMEDICAL is a Service-Disabled Veteran-Owned Small Business (SDVOSB) that sources premium medical-surgical and laboratory supplies and equipment from top-tier manufacturers to the government healthcare system. Since 2020, AvMEDICAL has more than doubled its product portfolio to provide enhanced product offerings to its federal government customers. The portfolio covers key categories, including remote cardiac monitoring, ultrasound, advanced bedside monitors, infusion systems, incontinence products for both hospital and home use, and best-in-class laboratory and respiratory testing solutions.

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV may help inform physician decision-making when evaluating whether further invasive procedures are warranted. CyPath Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings. www.cypathlung.com

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated benefits of the distribution agreement and collaboration with AvMEDICAL, including expected expansion of government and agency access to and adoption of CyPath Lung, and expectations regarding growth in demand for, or use of, CyPath Lung following the NAVREF and GO2 for Lung Cancer conferences. Important factors that could cause actual results to differ materially from current expectations include, among others, the risk that AvMEDICAL and bioAffinity Technologies are unable to realize the anticipated benefits of their distribution agreement, including delays or failure in securing government contracts or procurement approvals; the Company’s ability to maintain and expand adoption of CyPath Lung as a Laboratory Developed Test, including compliance with evolving CLIA; the Company’s need for additional capital and ability to obtain financing on acceptable terms, or at all; competition from other diagnostic technologies and companies; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com